UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 28, 2008 (May 22, 2008)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 22, 2008, ACG Holdings, Inc., a Delaware corporation ( “ACG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vertis, Inc. (“Vertis”), Vertis Holdings, Inc., the parent of Vertis (“Vertis Holdings”), and Victory Merger Sub, LLC, a wholly owned subsidiary of Vertis (“Victory Merger Sub”). Under the terms of the Merger Agreement, Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger (the “Merger”) as a wholly owned subsidiary of Vertis.
     Consummation of the Merger is subject to the satisfaction of customary closing conditions and the receipt of necessary approvals. The Merger is subject to the restructuring of the parties’ outstanding indebtedness pursuant to the proposed chapter 11 plans of the parties referred to below.
     Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of ACG (the “ACG Common Stock”) will receive from Vertis an amount in cash equal to: (a) 0.0005 multiplied by (b) the reorganized equity value of Vertis Holdings to be set forth in the disclosure statement for the solicitation of votes for the chapter 11 plans referred to below, divided by (c) the total number of shares of ACG Common Stock outstanding immediately prior to the closing of the Merger.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about ACG or Vertis. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing such matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of ACG or Vertis or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the subsequent information may or may not be fully reflected in ACG’s public disclosures.
     On May 22, 2008, ACG and American Color Graphics, Inc., a New York corporation (“Graphics”), entered into a Restructuring and Lock-Up Agreement (the “Restructuring Agreement”) with certain holders of the 10% Senior Second Secured Notes due 2010 (the “Graphics Notes”) and of Vertis’ 9.75% Senior Secured Second Lien Notes due 2009 (the “Second Lien Notes”), 10.875% Senior Notes due 2009 (the “Senior Notes”), and 13.5% Senior Subordinated Notes due 2009 (the “Senior Subordinated Notes”, and together with the Second

Lien Notes and the Senior Subordinated Notes, the “Vertis Notes”) (the Vertis Notes and the Graphics Notes are collectively referred to as the “Notes”). Pursuant to the Restructuring Agreement, certain holders of the Notes have agreed to restructure the Notes (the “Transactions”). The Transactions will be implemented through a solicitation of votes for pre-packaged plans of reorganization of ACG and Graphics and Vertis Holdings, Vertis and certain other subsidiaries of Vertis Holdings, respectively, pursuant to Regulation D under the Securities Act of 1933, as amended, and Sections 1125, 1126 and 1145 of the Bankruptcy Code. Vertis Holdings, Vertis and such other subsidiaries of Vertis Holdings, on the one hand, and ACG and Graphics, on the other hand, intend to commence voluntary reorganization cases under chapter 11 of the Bankruptcy Code to effect the Transactions through pre-packaged chapter 11 plans of reorganization on the terms set forth in the term sheet attached as Exhibit A to the Restructuring Agreement. The holders of more than two-thirds of the outstanding principal amount of each of the Second Lien Notes, the Senior Notes, and the Senior Subordinated Notes and holders of a majority of the outstanding principal amount of the Graphics Notes agreed to vote in favor of the chapter 11 plans, subject to the terms and conditions of the Restructuring Agreement and certain other agreements. This Current Report on Form 8-K does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.
     Pursuant to the Restructuring Agreement, (a) the holders of the $350 million of Second Lien Notes will receive new second lien notes of Vertis in the same principal amount as their existing notes, (b) the holders of the $350 million of Senior Notes will received $107 million of new senior notes of Vertis and 57.04% of the new common stock of Vertis Holdings, (c) the holders of the $293.5 million of Senior Subordinated Notes will receive $27 million of new senior notes of Vertis, 10% of the new common stock of Vertis Holdings and warrants to acquire 11.5% of the new common stock of Vertis Holdings, at an implied strike price equivalent to the principal amount of, plus accrued interest on, the Senior Notes, (d) the holders of the existing common stock of Vertis Holdings will have their shares cancelled and receive no distribution, (e) the holders of the $280 million of Graphics Notes will receive $66 million of the new senior notes of Vertis and 32.96% of the new common stock of Vertis Holdings, and (f) the holders of the $15.2 million of Graphics’ Senior Second Secured Notes Due 2008 will be cancelled without consideration.
     A copy of the press release announcing the execution of the Merger Agreement and the Restructuring Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K. Copies of the Merger Agreement and the Restructuring Agreement are attached as Exhibit 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. By filing this Current Report on Form 8-K and furnishing this information, ACG makes no admission as to the materiality of any information in this report.

Forward-Looking Statements
     This Current Report on Form 8-K may contain forward-looking statements. The words “believes, “anticipates, “expects, “estimates, “plans, “intends”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials ACG uses, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by ACG’s competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.
     Certain additional factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (b) the outcome of any legal proceedings that may be instituted against ACG and others following announcement of the Merger Agreement, (c) the failure to satisfy other conditions to completion of the Merger, (d) the failure of Vertis to obtain the financing necessary to consummate the Merger and the failure to consummate the refinancing of certain outstanding indebtedness of Vertis and ACG, (e) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the Merger, (f) the ability to recognize the benefits of the Merger, including any synergies that may result from the Merger, and (g) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond ACG’s ability to control or predict. ACG undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     Additional information regarding these risk factors and uncertainties is detailed from time to time in ACG’s filings with the SEC, including but not limited to our most recent Forms 10-K/A and 10-Q, available for viewing on our website at www.americancolor.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of May 22, 2008, among Vertis Holdings, Inc., Vertis, Inc., Victory Merger Sub, LLC, and ACG Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).

2.2
Restructuring and Lock-Up Agreement dated as of May 22, 2008, among ACG Holdings, Inc., American Color Graphics, Inc., and the other parties signatory thereto (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).

10.2	(b)	Second Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Stephen M. Dyott.

10.4	(c)	Third Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Patrick W. Kellick.

10.6	(c)	Third Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Kathleen A. DeKam.

99.1		Press release dated May 22, 2008 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
EXECUTIVE VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: May 28, 2008

INDEX TO EXHIBITS

Exhibit No.		Description

2.1
Agreement and Plan of Merger, dated as of May 22, 2008, among Vertis Holdings, Inc., Vertis, Inc., Victory Merger Sub, LLC, and ACG Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).

2.2
Restructuring and Lock-Up Agreement dated as of May 22, 2008, among ACG Holdings, Inc., American Color Graphics, Inc., and the other parties signatory thereto (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).

10.2	(b)	Second Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Stephen M. Dyott.

10.4	(c)	Third Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Patrick W. Kellick.

10.6	(c)	Third Amendment to Employment Agreement dated as of May 22, 2008, between American Color Graphics, Inc. and Kathleen A. DeKam.

99.1		Press release dated May 22, 2008 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Vertis, Inc. dated May 22, 2008).